Exhibit 99.1

Solaris Oilfield Infrastructure Announces Fourth Quarter and Full Year 2018 Results

Fourth Quarter and Full Year 2018 Highlights

•     Net income of $86.0 million, or $1.59 per diluted Class A share, for the year ended December 31, 2018; net income of $24.7 million, or $0.47 per diluted Class A share, in fourth quarter 2018

•	Adjusted EBITDA of $123.4 million for the year ended December 31, 2018; adjusted EBITDA of $34.9 million in fourth quarter 2018

•     Ended the year with 160 proppant management systems and 3 chemical management systems in the rental fleet

•     Declared a regular quarterly dividend of $0.10 per share on December 6, 2018

HOUSTON, February 27, 2019 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the fourth quarter and full year 2018.

Full Year 2018 Financial Review

Solaris reported full year 2018 net income of $86.0 million, or $1.59 per diluted Class A share, compared to full year 2017 net income of $22.5 million, or $0.27 per diluted Class A share. Adjusted pro forma net income for the full year 2018 was $79.6 million, or $1.69 per fully diluted share, an increase of $58.5 million and $1.21 per fully diluted share from full year 2017 pro forma net income. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for the full year 2018 was $123.4 million, an increase of $83.4 million compared to full year 2017. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $197.2 million for the full year 2018, an increase of $129.8 million, compared to 2017.

During 2018, the Company generated 40,526 revenue days, the combined number of days that its systems earned revenue during the year, a 142% increase compared to 2017. The increase in revenue days were driven by an increase in customer demand and adoption for Solaris’ systems as consumption and intensity of proppant increased across the industry.

Fourth Quarter 2018 Financial Review

Solaris reported net income of $24.7 million, or $0.47 per diluted Class A share, for fourth quarter 2018, compared to net income of $26.4 million, or $0.49 per diluted Class A share, in third quarter 2018 and net income of $9.2 million, or $0.13 per diluted Class A share, in fourth quarter 2017. Adjusted pro forma net income for fourth quarter 2018 was $21.6 million, or $0.45 per fully diluted share, a decrease of $2.4 million and $0.06 per fully diluted share from third quarter 2018 and an increase of $12.7 million and $0.25 per fully diluted share compared to fourth quarter 2017. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Adjusted EBITDA for fourth quarter 2018 was $34.9 million, a decrease of $1.6 million compared to third quarter 2018 and an increase of $19.7 million from fourth quarter 2017. A description of adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Revenues were $57.3 million for fourth quarter 2018, an increase of $0.7 million, or 1%, compared to third quarter 2018, and an increase of $32.1 million, or 127%, compared to fourth quarter 2017.

During fourth quarter 2018, the Company generated 11,155 revenue days, the combined number of days that its systems earned revenue during the quarter, a 6% decrease from third quarter 2018, and up 82% compared to fourth quarter 2017. Revenue days were down sequentially in fourth quarter 2018 due to reduced industry activity levels, which resulted from seasonal customer spending declines and commodity price volatility.

Capital Expenditures and Liquidity

The Company invested $36.1 million during fourth quarter 2018, which included adding 14 mobile proppant management systems and introducing 3 mobile chemical management systems to the fleet. For full year 2018, capital expenditures totaled $161.1 million, which included the addition of 83 mobile proppant management systems and 3 mobile chemical management systems, and the completion of the Kingfisher Facility. These investments help address customer demand for Solaris’ products and services and are expected to drive future earnings and cash flow growth for Solaris.

As of December 31, 2018, the Company had approximately $82.1 million of liquidity, including $25.1 million in cash and $57.0 million of availability under its credit facility, net of $13.0 million of outstanding borrowings. Subsequent to year end, the Company repaid all of its outstanding borrowings under its credit facility with cash on hand.

Operational Update and Outlook

Solaris ended December 2018 with 160 mobile proppant management systems and 3 mobile chemical management systems in the rental fleet. Based on current industry activity levels, the Company believes it has approximately 1/3 of overall U.S. wellsite proppant storage market share which represents the leading share. The Company expects to end the first quarter 2019 with 163 mobile proppant management systems and 10 mobile chemical management systems in the rental fleet.

Solaris’ Chairman and Chief Executive Officer Bill Zartler commented, “Over the course of 2018 we outperformed overall industry activity levels, including more than doubling our fleet size and introducing several new products and enhancements. These new introductions, including the industry’s first silo-based chemical management systems and complete automation of our mobile sand systems, will provide additional growth potential for Solaris. Our solutions reduce labor requirements and improve wellsite safety for our customers, which is critical for success during this time of commodity price uncertainty and upstream capital spending discipline. We will continue to innovate and be thought leaders in driving this efficiency for our customers, and at the same time will exercise capital discipline in our business – only deploying capital when we think we can generate an attractive return for our shareholders.”

Quarterly Cash Dividend

On December 6, 2018, the Company announced that its Board of Directors had declared its first quarterly cash dividend of $0.10 per share of Class A common stock, which was paid on December 27, 2018 to holders of record as of December 17, 2018. A distribution of $0.10 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”).

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2018 results on Thursday, February 28, 2019 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10127929. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) manufactures and rents mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant management systems and mobile chemical management systems are deployed in many of the most active oil and natural gas basins in the United States, including the Permian Basin, the Eagle Ford Shale, the STACK/SCOOP formation, the Marcellus and Utica Shales, the Haynesville Shale, the Rockies and the Bakken Shale. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of forward-looking statements include, but are not limited to, statements we make regarding management changes, the outlook for the operation of our Kingfisher Facility, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Revenue
System rental	$39,083	$20,093	$42,031	$143,646	$54,653
System services	13,511	4,906	12,053	43,010	12,537
Transloading services	4,236	—	2,000	8,083	—
Inventory software services	507	205	602	2,457	205
Total revenue	57,337	25,204	56,686	197,196	67,395
Operating costs and expenses
Cost of system rental (excluding $4,792, $2,044 and $4,133 of depreciation and amortization for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $14,920 and $5,792 of depreciation and amortization for the years ended December 31, 2018 and 2017, respectively, shown separately)	2,180	1,033	1,949	7,230	2,627
Cost of system services (excluding $385, $178 and $347 of depreciation and amortization for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $1,274 and $461 of depreciation and amortization for the years ended December 31, 2018 and 2017, respectively, shown separately)	15,942	5,544	13,906	50,633	14,184
Cost of transloading services (excluding $410 and $529 of depreciation and amortization for the three months ended December 31, 2018 and September 30, 2018, respectively, and $954 of depreciation and amortization for the year ended December 31, 2018, shown separately)	778	76	597	2,242	76
Cost of inventory software services (excluding $196, $42 and $193 of depreciation and amortization for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $794 and $42 of depreciation and amortization for the years ended December 31, 2018 and 2017, respectively, shown separately)	183	—	191	797	—
Depreciation and amortization	5,908	2,359	5,328	18,422	6,635
Salaries, benefits and payroll taxes	2,411	3,522	2,182	10,383	9,209
Selling, general and administrative (excluding $125, $95 and $126 of depreciation and amortization for the three months ended December 31, 2018 and 2017 and September 30, 2018, respectively, and $480 and $340 of depreciation and amortization for the years ended December 31, 2018 and 2017, respectively, shown separately)	1,685	1,424	1,687	6,375	5,077
Other operating expenses	75	153	56	1,827	4,126
Total operating cost and expenses	29,162	14,111	25,896	97,909	41,934
Operating income	28,175	11,093	30,790	99,287	25,461
Interest expense, net	(103)	(26)	(116)	(374)	(97)
Income pursuant to Tax Receivable Agreement	—	22,939	—	—	23,022
Total other income (expense)	(103)	22,913	(116)	(374)	22,925
Income before income tax expense	28,072	34,006	30,674	98,913	48,386
Provision for income taxes	3,420	24,762	4,237	12,961	25,899
Net income	24,652	9,244	26,437	85,952	22,487
Less: net income related to Solaris LLC	—	—	—	—	(3,665)
Less: net income related to non-controlling interests	(11,767)	(7,137)	(13,418)	(43,521)	(15,186)
Net income attributable to Solaris	$12,885	$2,107	$13,019	$42,431	$3,636

Earnings per share of Class A common stock - basic (1)	$0.47	$0.13	$0.49	$1.60	$0.28
Earnings per share of Class A common stock - diluted (1)	$0.47	$0.13	$0.49	$1.59	$0.27

Basic weighted average shares of Class A common stock outstanding (1)	27,050	15,120	26,197	25,678	12,117
Diluted weighted average shares of Class A common stock outstanding (1)	27,162	15,508	26,329	25,829	12,482

(1) – Represents earnings per share of Class A common stock and weighted average shares of Class A common stock outstanding for the period following the initial public offering (“IPO”).

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash	$25,057	$63,421
Accounts receivable, net	39,746	12,979
Prepaid expenses and other current assets	5,492	3,622
Inventories	10,470	7,532
Total current assets	80,765	87,554
Property, plant and equipment, net	296,538	151,163
Goodwill	17,236	17,236
Intangible assets, net	4,540	5,335
Deferred tax assets	24,624	25,512
Other assets	1,454	260
Total assets	$425,157	$287,060
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$9,127	$5,000
Accrued liabilities	12,658	15,468
Current portion of deferred revenue	12,990	—
Current portion of capital lease obligations	35	33
Other current liabilities	515	—
Total current liabilities	35,325	20,501
Senior secured credit facility	13,000	—
Deferred revenue, net of current portion	12,468	—
Capital lease obligations, net of current portion	154	179
Payables related to Tax Receivable Agreement	56,149	24,675
Other long-term liabilities	633	145
Total liabilities	117,729	45,500
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized, 27,091 issued and 27,000 outstanding as of December 31, 2018 and 19,026 issued and 19,010 outstanding as of December 31, 2017	271	190
Class B common stock, $0.00 par value, 180,000 shares authorized, 19,627 shares issued and outstanding as of December 31, 2018 and 26,811 issued and outstanding as of December 31, 2017	—	—
Additional paid-in capital	126,347	121,727
Retained earnings	43,317	3,636
Treasury stock (at cost), 91 shares and 16 shares as of December 31, 2018 and 2017, respectively	(1,414)	(261)
Total stockholders' equity attributable to Solaris and members' equity	168,521	125,292
Non-controlling interest	138,907	116,268
Total stockholders' equity	307,428	241,560
Total liabilities and stockholders' equity	$425,157	$287,060

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$85,952	$22,487
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,422	6,635
Loss on disposal of asset	318	498
Stock-based compensation	3,861	3,701
Amortization of debt issuance costs	296	51
Change in payables related to Tax Receivable Agreement	—	(23,022)
Deferred income tax expense	12,277	25,652
Other	620	(28)
Changes in assets and liabilities:
Accounts receivable	(26,766)	(8,469)
Prepaid expenses and other assets	(686)	(3,273)
Inventories	(10,470)	(7,532)
Accounts payable	4,469	4,224
Accrued liabilities	2,614	5,805
Deferred revenue	25,458	—
Net cash provided by operating activities	116,365	26,729
Cash flows from investing activities:
Investment in property, plant and equipment	(161,079)	(93,912)
Cash paid for Railtronix® acquisition	—	(5,000)
Investment in intangible assets	(6)	(72)
Cash received from insurance proceeds	540	—
Net cash used in investing activities	(160,545)	(98,984)
Cash flows from financing activities:
Payments under capital leases	(28)	(27)
Payments under insurance premium financing	(1,275)	—
Payments under notes payable	—	(451)
Proceeds from stock option exercises	932	—
Payments related to purchase of treasury stock	(1,146)	—
Proceeds from borrowings under the senior secured credit facility	13,000	3,000
Repayment of senior secured credit facility	—	(5,500)
Payments related to debt issuance costs	(1,014)	(111)
Proceeds from issuance of Class A common stock sold in initial public offering, net of offering costs	—	111,075
Proceeds from issuance of Class A common stock sold in November Offering, net of offering costs	—	44,684
Distributions paid to unitholders	—	(25,818)
Proceeds from pay down of promissory note related to membership units	—	5,256
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(4,713)	—
Other	60	—
Net cash provided by financing activities	5,816	132,108
Net increase (decrease) in cash	(38,364)	59,853
Cash at beginning of period	63,421	3,568
Cash at end of period	$25,057	$63,421
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$688	$668
Property and equipment additions incurred but not paid at period-end	3,909	7,765
Issuance of shares in acquisition	—	4,505
Financing:
Insurance premium financing	1,552	—
Accrued interest from notes receivable issued for membership units	—	—
Cash paid for:
Interest	281	104
Income taxes	314	45

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017

Net income	$24,652	$9,244	$26,437	$85,952	$22,487
Depreciation and amortization	5,908	2,359	5,328	18,422	6,635
Interest expense, net	103	26	116	374	97
Income taxes (1)	3,420	24,762	4,237	12,961	25,899
EBITDA	$34,083	$36,391	$36,118	$117,709	$55,118
IPO bonuses (2)	—	581	—	896	4,627
Stock-based compensation expense (3)	720	1,039	338	2,920	2,211
Non-recurring cash bonuses (4)	—	—	—	1,679	—
Change in payables related to Tax Receivable Agreement	—	(22,939)	—	—	(23,022)
Loss on disposal of assets	76	47	51	153	498
Non-recurring organizational costs (5)	—	—	—	—	348
Other (6)	—	107	—	—	143
Adjusted EBITDA	$34,879	$15,226	$36,507	$123,357	$39,923

(1)Federal and state income taxes, including $22,637 related to the United States federal income tax legislation enacted in Public Law No. 115-97, commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”) in the year ended December 31, 2017.

(2)One-time cash bonuses of $3,100 in the year ended December  31, 2017 and stock-based compensation expense related to restricted stock awards with one-year vesting of $581 for the three months ended December  31, 2017 and $896 and $1,527 for the years ended December  31, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the IPO.

(3)Represents stock-based compensation expense of $576, $1,012 and $275 for the three months ended December  31, 2018 and 2017 and September  30, 2018, respectively, and $2,713 and $1,918 for the years ended December  31, 2018 and 2017, respectively, related to restricted stock awards with three-year vesting, $144 and $63 for the three months ended December 31, 2018 and September 30, 2018, respectively, and $207 for the year ended December 31, 2018 related to restricted stock awards with one-year vesting,  and $27 and $293 for the three months and year ended December  31, 2017, respectively, related to the options issued under our long-term incentive plan.

(4)Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(5)Certain non-recurring organization costs in 2017 associated with our IPO.

(6)Non-recurring transaction costs in 2017.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding Solaris LLC Units, after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Numerator:
Net income attributable to Solaris	$12,885	$2,107	$13,019	$42,431	$3,636
Adjustments:
Reallocation of net income attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	11,767	7,137	13,418	43,521	18,851
IPO bonuses (2)	—	581	—	896	4,627
Non-recurring cash bonuses (3)	—	—	—	1,679	—
Loss on disposal of assets	76	47	51	153	498
Non-recurring organizational costs (4)	—	—	—	—	348
Change in payables related to Tax Receivable Agreement	—	(21,936)	—	—	(21,936)
Remeasurement of deferred tax assets	—	22,637	—	—	22,637
Other	—	107	—	—	143
Income tax expense	(3,128)	(1,751)	(2,465)	(9,095)	(7,693)
Adjusted pro forma net income	$21,600	$8,929	$24,023	$79,585	$21,111
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	27,162	15,508	26,329	25,829	12,482
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	20,742	29,888	20,781	21,370	31,622
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	47,904	45,396	47,110	47,199	44,104
Adjusted pro forma earnings per share - diluted	$0.45	$0.20	$0.51	$1.69	$0.48

(1)

Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)

One-time cash bonuses of $3,100 in the year ended December 31, 2017 and stock-based compensation expense related to restricted stock awards with one-year vesting of $581 for the three months ended December 31, 2017 and $896 and $1,527 for the years ended December 31, 2018 and 2017, respectively, that were granted to certain employees and consultants in connection with the IPO.

(3)	Certain performance-based cash awards paid in connection with the purchase of Railtronix upon the achievement of certain financial milestones.

(4)	Certain non-recurring organization costs in 2017 associated with our IPO.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com